SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2012

CAPLEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-32039	52-2414533

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1065 Avenue of the Americas, New York, NY	10018

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 217-6300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On May 25, 2012, CapLease, Inc. (“we” or the “Company”) and the Company’s subsidiary Caplease, LP entered into a Controlled Equity Offering Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor” or the “Sales Agent”), relating to shares of (i) our common stock, par value $0.01 per share (“Common Stock”), (ii) our 8.125% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), and (iii) our 8.375% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”). Pursuant to the Sales Agreement, we may offer and sell up to 9,000,000 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock and 1,000,000 shares of Series B Preferred Stock (such shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock, the “Securities”) from time to time through or to Cantor as the Sales Agent.

The Sales Agreement with Cantor is intended to replace the Company’s existing sales agreement with Merrill Lynch, Pierce Fenner & Smith Incorporated, and supplements the Company’s existing sales agreement with Brinson Patrick Securities Corporation. We are not currently selling any shares of Common Stock, Series A Preferred Stock or Series B Preferred Stock through the Company’s “at the market offering” program, although we reserve the right to elect to do so in our sole discretion at any time in the future.

Sales of the Securities, if any, may be made by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act of 1933, as amended, including without limitation sales made directly on the New York Stock Exchange, on any other existing trading market for the Securities or to or through a market maker, or in privately negotiated transactions. We have no obligation to sell any Securities pursuant to the Sales Agreement, and may at any time suspend solicitation and offers pursuant to the Sales Agreement or terminate the Sales Agreement.

The compensation to the Sales Agent for sales of the Securities will be a commission equal to up to 2.0% of the gross proceeds from the sales of shares pursuant to the Sales Agreement. Pursuant to the Sales Agreement, the Sales Agent will use commercially reasonable efforts to sell the Securities on our behalf. Under the terms of the Sales Agreement, we may also sell the Securities to the Sales Agent as principal for its own account at prices agreed upon at the time of sale. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The Securities will be offered pursuant to our shelf registration statement on Form S-3 (File No. 333-171408) (the “Registration Statement”), which was declared effective on February 14, 2011 by the Securities and Exchange Commission (the “Commission”).

A prospectus supplement relating to the Securities and an accompanying prospectus were filed with the Commission on May 25, 2012, and are part of our Registration Statement. Interested investors should read the Registration Statement and all documents incorporated therein by reference. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these Securities in any state in which such offer, solicitation or sale would be unlawful prior to registration of qualification under the securities laws of any such state.

The description of the Sales Agreement is qualified by reference to the complete agreement that is attached hereto as an exhibit and is incorporated herein by reference.

Item 5.03.     Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 24, 2012, CapLease, Inc. amended its Articles of Incorporation solely to increase the number of authorized shares of its (i) Series A Preferred Stock and (ii) Series B Preferred Stock. The amendments were filed in connection with the Sales Agreement discussed in Item 1.01 above, and increase the authorized number of shares of Series A Preferred Stock by 1 million shares, to 5,680,000 shares, from 4,680,000 shares, and the Series B Preferred Stock by 1 million shares, to 3,300,000 shares, from 2,300,000 shares. A copy of the Company’s Articles Supplementary, as filed with the Maryland State Department of Assessments and Taxation, are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

1.1	Controlled Equity Offering Sales Agreement, dated as of May 25, 2012, between Cantor Fitzgerald & Co., CapLease, Inc. and Caplease, LP
3.1	Articles Supplementary with respect to the 8.125% Series A Cumulative Redeemable Preferred Stock
3.2	Articles Supplementary with respect to the 8.375% Series B Cumulative Redeemable Preferred Stock
5.1	Opinion of Hunton & Williams LLP regarding the legality of the Securities
8.1	Opinion of Hunton & Williams LLP regarding certain tax matters
23.1	Consent of Hunton & Williams LLP (included in Exhibits 5.1 and 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CapLease, Inc.

By:	/s/ PAUL C. HUGHES
Paul C. Hughes
Vice President, General Counsel & Corporate Secretary

DATE: May 25, 2012